Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-3 of our audit report dated November 12, 2025 relating to the consolidated financial statements of Star Fashion Culture Holdings Limited and its subsidiaries, for the years ended June 30, 2025, 2024, and 2023, appearing in the Annual Report on Form 20-F of Star Fashion Culture Holdings Limited. for the year ended June 30, 2025

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Enrome LLP

Singapore

January 29, 2026

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